DYNASIL CORPORATION OF AMERICA
                         AGREEMENT OF EMPLOYMENT

     THIS AGREEMENT is effective as of January 23, 2006, by and between DYNASIL CORPORATION OF AMERICA, a New Jersey corporation with offices at 385 Cooper Road, West Berlin, New Jersey, 08091, for itself and/or on behalf of any of its subsidiaries or joint or business ventures (collectively, the "Company") and BRUCE LEONETTI ("Employee"), whose address is 314 Kresson-Gibbsboro Road Voorhees, NJ.

     1. Employment. Effective January 23, 2006 (the "Effective Date"), the Company agrees to employ Employee as Vice President- Sales and Marketing, with such duties as are customary for such position. At least initially, Employee's duties will be focused on Sales and Marketing for the Berlin, New Jersey operations of the Company although the duties may evolve into an expanded role. Employee shall perform these duties subject to the direction and supervision of the President and CEO and Board of Directors of the Company. Employee accepts such employment and agrees to devote his full time and skills to the conduct of the Company's businesses, performing to the best of Employee's abilities such duties as may be reasonably requested by the Company. Employee agrees to serve the Company diligently and faithfully so as to advance the Company's best interests and agrees to not take any action in conflict with its best interests. In furtherance of the foregoing, Employee agrees to become familiar with and abide by all Company policies, employee or officer handbooks or manuals, codes of conduct, codes of ethics and similar statements or expressions of appropriate Company behavior.

     2. Term.

     (a) The term of employment of Employee hereunder shall be for a period of three (3) years commencing on the Effective Date, subject to the conditions set forth herein.

     (b) This Agreement shall automatically renew at the end of the initial Term for additional terms of one (1) year each; provided, however, either party may terminate this Agreement at the end of a term by providing written notice to the other party no later than ninety (90) days prior to the expiration of the then current term.

     (c) Employee may terminate this Agreement within thirty (30) days after the event of a significant diminution in Employee's executive responsibilities.

     3. Compensation.

     (a) Base Salary. Employee shall receive as base salary, during the Term of this Agreement, the sum of Eighty seven thousand five hundred dollars ($87,500) per annum payable for the first twelve month period with a 3% increase for each of the second and the third twelve month periods in accordance with the Company's regular payroll schedule.

     (b) Bonus. In each fiscal year during the Term of this Agreement, the Company will pay an annual incentive bonus with a target payout of 10% of base salary, a minimum of 0% and a maximum payout of 12% of base salary. The payout goals will be mutually agreeable goals including sales, profitability and other key business goals. Goals will be set at the start of each bonus year and the payout will occur no later than 14 days after the completion of audited financial statements for the fiscal year. The base salary for each fiscal year payout will be equal to actual base salary amounts paid during that fiscal year.

     (c) Signing Bonus. On January 16, 2006, the Company will pay the Employee a $7,000 signing bonus of $7,000 worth of Company stock with the number of shares calculated based on the most recent stock sale as of 8 am January 16, 2006. The Employee is responsible for all income taxes relating to this bonus.

     (d) Other Bonus. Employee will also be eligible for such cash or stock bonuses, stock options and other incentives for meeting or exceeding profit goals and objectives as shall be determined in their sole discretion by the Company's President and CEO and/or its Board of Directors.

     (e) Reimbursement for Expenses. Employee will receive reimbursement from the Company for expenses reasonably incurred by Employee on behalf of the Company in accordance with the Company's normal policies with respect to expense reimbursements.

     (f) Annual Review after the Three Year Term. Notwithstanding any other provision of this Agreement, Employee will be entitled to receive from the Company's President a review of his and the Company's performance within ninety (90) days after the end of each anniversary of the Effective Date of this Agreement and the opportunity to discuss increases in the compensation and benefit provisions of this Agreement payable to the Employee starting with any renewal of this Agreement.

     (g) Severance. In the event this Agreement is terminated by the Company for any reason other than "Cause" as set forth in paragraph 5(a) of this Agreement or for non-renewal as per paragraph 2(b), the Company will continue to make payments to Employee for ninety (90) days of his base salary at the time of termination (payable in accordance with the Company's regular weekly payroll schedule). Notwithstanding the foregoing, Employee agrees that during any period during which amounts are payable pursuant to this paragraph 3(g) of this Agreement, Employee shall diligently seek suitable new employment and that amounts and benefits payable pursuant to this paragraph 3(g) shall terminate once Employee has commenced such new employment if such commencement occurs within such ninety (90) day period of salary continuation.

     4. Other Benefits During the Employment Period.

     (a) Employee shall receive all other benefits substantially similar to those generally available to the Company's Berlin, New Jersey employees (collectively, "Benefits"). The Benefits currently include health insurance, paid holidays, life insurance, 401k plan, and disability insurance. The employee will pay 20% of health insurance premium costs as is the Company's current policy for new employees. As per the Company's Employee Manual, the benefits are subject to change and some of the benefits have a waiting period (such as 90 days for health insurance) prior to going into effect.

     (b) The Company shall furnish Employee with such working facilities and other services as are suitable to Employee's positions and adequate to the performance of his duties under this Agreement.

     (c) Employee shall be entitled to four weeks paid vacation per calendar year in accordance with the Company's policies then in effect regarding vacations.

     (d) Employee shall be entitled to a weekly car allowance of $112.50 per week or he may elect to be reimbursed for personal car usage on company business at the IRS rate per mile.

     (e) The Company shall pay for Employee's: (i) an annual health club membership costing a maximum of $75 per month; and (ii) a company paid cell phone.

     5. Termination. This Agreement is subject to termination prior to the expiration of its initial term or any extended term for the following reasons:

     (a) Termination for Cause. The Company and Employee agree that no future or further salary or other benefits (except for insurance benefits for disability or death and health insurance shall continue pursuant to the Company's policies, if any, for terminated employees or as provided by law) will be payable to or for the Employee by the Company and the employment relationship between the parties will terminate immediately following the occurrence of any one or more of the following events:

     (i) Employee violates any of the terms or conditions of this Agreement in any material respect and such violation is not corrected within fifteen (15) days after notice thereof is provided to Employee;

     (ii) Employee commits a felony, gross misdemeanor, act of dishonesty or moral turpitude or violates in any material way any of the rules, regulations, codes or policies of the Company; or

     (iii) Employee engages in a general course of conduct of non-cooperation, gross negligence or other gross misconduct materially and adversely affecting the welfare, continuity or future of the Company's business.

     (b) Death or Disability. If Employee dies or becomes totally and permanently disabled during the term of employment, the parties agree that the employment relationship and this Agreement will terminate automatically. "Total disability" means the inability of Employee, resulting from sickness, disease, injury or physical or mental illness, to perform in all material respects all of the services required of him under this Agreement. Such total disability will be deemed "permanent" if Employee has not recovered and returned to render the full services of his employment hereunder within six (6) months of becoming totally disabled.

     6. Key Person Insurance. Employee agrees that during the term of this Agreement, the Company may purchase key person life insurance covering the life of Employee in the amount of $500,000, with the Company to be named as the sole beneficiary. The Company shall pay the premiums on such policy as they become due out of its funds. Employee represents and warrants that Employee has no knowledge of any condition which would prevent such key person life insurance from being obtained at rates for a healthy male of his age. For purposes of such key person insurance, Employee agrees to submit to reasonable medical examinations and shall cooperate with reasonable information requests.

     7. Confidential Information/Trade Secrets. Employee acknowledges that during the course and as a result of his employment hereunder and previously with the Company, Employee has received or had access to, or contributed to the production of Confidential Information and/or Trade Secrets. Confidential Information or Trade Secrets means information that is proprietary to or in the unique knowledge of the Company (including information discovered or developed in whole or in part by Employee); or information that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its confidentiality or secrecy. Confidential Information shall also include all terms and conditions of this Agreement.

     Employee understands and acknowledges that all such information that he has previously obtained or will obtain in the course of Employee's employment with the Company constitutes Confidential Information or Trade Secrets. In particular, Employee agrees that this information includes among other things, business, strategic, marketing, production, distribution or similar plans or procedures, manuals, confidential reports, lists of clients, customers, suppliers, or products, and information concerning the prices of charges paid by the Company's customers to the Company, or by the Company to its suppliers.

     Employee further acknowledges and appreciates that any Confidential Information or Trade Secrets constitute valuable assets of the Company, that the Company intends any such information to remain secret and confidential. Employee therefore specifically agrees that except to the extent required by Employee's duties to the Company or as permitted by the express written consent of the Company's President and CEO or its Board of Directors, Employee shall never, either during employment with the Company or for a period of five (5) years thereafter, directly or indirectly use, discuss or disclose any of its Confidential Information or Trade Secrets or otherwise use such information to his own or a third party's benefit.

     8. Return of Property. Employee agrees that upon the termination of his employment with the Company that he will immediately return to the Company the originals and all copies of any and all documents (including computer data, disks, programs, or printouts) that contain any Confidential Information or Trade Secrets, customer information, financial information, product information, or other information that in any way relates to the Company, its products or services, clients, suppliers or other aspects of its business(es). Employee further agrees to not retain any summary(ies) of such information.

     9.  Non-competition. Employee understands and agrees  that,  in  the performance of his duties under this Agreement and as a result of his previous employment by the Company, Employee may at times meet with the Company's customers and/or suppliers and that, as a consequence of using or associating himself with the Company's name, goodwill and professional reputation, Employee's employment will place him in a position where Employee can further develop personal and professional relationships with the Company's current and prospective customers and/or suppliers. Employee further acknowledges that in the performance of his duties under this Agreement and as a result of his previous employment by the Company, Employee has been and will continue to be provided with certain specialized skills, training and/or know-how, as well as possess the Confidential Information or Trade Secrets referred to above. Employee understands and agrees that this goodwill and reputation, as well as Employee's skills, training, know-how and knowledge of Confidential Information or Trade Secrets could be used to compete with the Company. Accordingly, Employee agrees that, during the course of Employee's employment with Company and for eighteen (18) months from the date of Employee's termination of employment (whether voluntarily or involuntarily) or the termination of this Agreement at the end of any term, Employee shall not directly or indirectly, individually or with others:

     (a) Compete with the Company in the design, development, manufacture or sale of any of its then current or development-stage products or services.

     (b) Cause or attempt to cause any existing customer of the Company to divert, terminate, limit, modify adversely or not enter into any business relationship with the Company.

     (c) Solicit, employ or contract with any of Company's or any of its subsidiaries' employees. The term "employ" for purposes of this paragraph means to enter into an arrangement for services as a full-time or part-time employee, independent contractor, agent or otherwise.

Employee further agrees during the above-stated eighteen (18) month period to inform any new person, firm or entity with whom Employee proposes to enter into an employment or a business relationship, before accepting such employment or entering into such a relationship, of the restrictions on Employee set forth in Paragraphs 7, 8 and 9 of this Agreement.

     10. Consideration. Employee and Company agree that the provisions of this Agreement are reasonable and necessary for the protection of Company.

     11. Remedies for Breach. Each party acknowledges that breach by the other party of the provisions of this Agreement will cause the first party irreparable harm that is not fully remedied by monetary damages. Accordingly, each party agrees that the other party shall, in addition to any relief afforded by law, be entitled to injunctive relief. Each party agrees that both damages at law and injunctive relief shall be proper modes of relief and are not to be considered alternative remedies. Furthermore, each party agrees that all actions, suits or proceedings arising under or relating to this Agreement may be brought only in a court of general jurisdiction in New Jersey, to the jurisdiction and venue of which each party hereto consents and waives the right to argue forum non conveniens.

     12. General Provisions. The parties acknowledge and agree as follows:

     (a) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no other agreements, conditions, or representations, oral or written, express or implied, with regard to such matters. This Agreement supersedes and replaces any prior agreement or understanding between the parties generally relating to the same subject matter.

     (b) This Agreement may be amended or modified only by a writing signed by both parties.

     (c) Waiver by either Company or Employee of a breach of any provision, term or condition hereof shall not be deemed or construed as a further or continuing waiver thereof or a waiver of any breach of any other provision, term or condition of this Agreement.

     (d) The rights and obligations of Company hereunder may be transferred or assigned to any successor or assign of Company. The term "Company" as used herein is intended to include Dynasil Corporation of America, its successors and/or assigns, if any. No assignment of this Agreement shall be made by Employee, and any purported assignment shall be null and void.

     (e) Employee's obligations under Paragraphs 7, 8 and 9 of this Agreement shall survive any change in Employee's employment status with Company, by promotion or otherwise, or the termination of Employee's employment with Company.

     (f) If any Court finds any provision or part of this Agreement to be unreasonable, in whole or in part, such provision shall be deemed and construed to be reduced to the maximum duration, scope or subject matter allowable under applicable law. Any invalidation of any provision or part of this Agreement will not invalidate any other part of this Agreement.

     (g) This Agreement will be construed and enforced in accordance with the laws of the State of New Jersey.

     (h) This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or facsimile, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

     This Agreement is intended to be a legally binding document fully enforceable in accordance with its terms.

                                   DYNASIL CORPORATION OF AMERICA


                                   By: /s/ Craig T. Dunham
                                        Craig T. Dunham
                                        President and CEO

                                   EMPLOYEE:


                                   /s/ Bruce Leonetti
                                        Bruce Leonetti